EXHIBIT 99.1

CONTACT:
Thomas S. McHugh
Chief Financial Officer
314-216-2673

COMPANY PRESS RELEASE

            Huttig Building Products Announces First Quarter Results

ST. LOUIS, MO, April 17, 2003 -- Huttig Building Products, Inc. (NYSE: HBP) today announced a net loss of $5.0 million, or $0.25 per diluted share, for the quarter ended March 31, 2003 compared with a net loss of $13.4 million, or $0.67 per diluted share (including a goodwill write off, after tax, of $12.8 million or $0.64 per diluted share), for the same period last year. The net loss for the first quarter of 2003 includes accruals and adjustments of $2.8 million, net of taxes, or $0.14 per diluted share, which primarily consist of severance costs for the former President and Chief Executive Officer and other corporate personnel, and allowances for customer and vendor related accounts.

Net sales for the first quarter of 2003 decreased by $19.6 million, or 9.1%, to $196.0 million, versus $215.6 million in the first quarter of 2002. Lower sales volume in all product categories contributed to the decline. Sales through wholesale distribution branches were $162.5 million for the first quarter of 2003, a decrease of 7.2% from the same period last year, primarily as a result of severe winter weather in the Company's Northeast, Mid-Atlantic and Midwest regions. Sales in branches that sell directly to homebuilders and sales in branches that sell industrial products were $25.4 million for this year's first quarter, or 24.8% below last year, primarily due to the impact of a competitor in the Kansas City, Missouri area, which affected sales beginning in the second quarter of 2002.

Gross margin percentages declined in the three months ended March 31, 2003 from 19.6% last year to 17.9% this year. Gross margins during the first quarter were negatively affected by losses on builder contracts, lower purchase discounts, lower prices and changes in product mix. These declines were partially offset by an increase in vendor rebates and lower inventory losses and production costs.

Operating expenses for the first quarter were $39.8 million, $0.3 million lower than last year. However, the current quarter included $2.8 million of severance costs, increases in accruals and allowances for uncollectible customer and vendor accounts, which were offset by a reduction in personnel and other operating costs compared to the prior year.

Huttig Building Products, Inc. is a distributor of building materials used principally in new residential construction and in home improvement, remodeling and repair work. Its products are distributed through 56 distribution centers serving 46 states and are sold primarily to building materials dealers, directly to professional builders and large contractors and to home centers, national buying groups and industrial and manufactured housing builders.

This press release may contain forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such factors are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


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                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          THREE MONTHS ENDED MARCH 31,
                                  (UNAUDITED)
               (IN MILLIONS, EXCEPT PER SHARE AND SHARE AMOUNTS)

     2003                                                              2002
---------------                                                   --------------

$        196.0    Net sales                                       $      215.6

         160.9     Cost of sales                                         173.4
          39.8     Operating expenses                                     40.1
           1.6     Depreciation and amortization                           1.5
            -      Gain on disposal of capital assets                     (0.2)
---------------                                                   --------------
         202.3    Total costs of sales and operating expenses            214.8
---------------                                                   --------------

          (6.3)   Operating profit (loss)                                  0.8

          (2.2)   Interest expense, net                                   (2.2)
           0.5    Unrealized gain on derivatives                           0.4
---------------                                                   --------------
          (1.7)  Total other expense, net                                 (1.8)
---------------                                                   --------------

                 Loss before income taxes and cumulative
          (8.0)  effect of a change in accounting principle               (1.0)
          (3.0)  Provision for income taxes                               (0.4)
---------------                                                   --------------

                 Loss before cumulative effect of a
          (5.0)  change in accounting principle                           (0.6)
                 Cumulative effect of a change in accounting
            -    principle (net of $7.9 million of taxes)                (12.8)
---------------                                                   --------------

$         (5.0)  Net loss                                         $      (13.4)
---------------                                                   --------------
---------------                                                   --------------


                 Diluted net loss per share:
                 Loss before cumulative effect of a
$         (0.25) change in accounting principle                   $       (0.3)
                 Cumulative effect of a change in accounting
            -    principle (net of taxes)                                 (0.64)
---------------                                                   --------------
$         (0.25) Net loss                                         $       (0.67)
---------------                                                   --------------
---------------                                                   --------------

         19,552  Average Diluted Shares Outstanding (Thousands)           19,744

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                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN MILLIONS)

   March 31,
     2003                                                          December 31,
  (unaudited)                                                          2002
---------------                                                   --------------
                    ASSETS
$          4.6        Cash                                        $        3.4
         174.5        Trade Accounts Receivable and Inventory            151.2
                      Property, Plant and Equipment and Other
          76.6         Assets                                             78.9
---------------                                                   --------------
$        255.7      Total Assets                                  $      233.5
---------------                                                   --------------
---------------                                                   --------------

                    LIABILITIES AND SHAREHOLDERS' EQUITY
$                     Accounts Payable, Accrued and Other
          97.3         Liabilities                                $       94.6
          90.9        Bank Debt                                           65.0
           3.6        Other Long Term Liabilities                          4.1
           0.5        Fair Market Value of Derivative Instruments          1.6
---------------                                                   --------------
         192.3      Total Liabilities                                    165.3
---------------                                                   --------------

          63.4      Total Shareholders' Equity                            68.2
---------------                                                   --------------
$        255.7      Total Liabilities and Shareholders' Equity    $      233.5
---------------                                                   --------------
---------------                                                   --------------

                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          THREE MONTHS ENDED MARCH 31,
                                  (UNAUDITED)
                                 (IN MILLIONS)

     2003                                                              2002
---------------                                                   --------------
                 CASH FLOWS FROM OPERATING ACTIVITIES:
$        (5.0)      Net loss                                      $       (13.4)
                    Cumulative effect of a change in
           -        accounting principle (net of tax)                      12.8
---------------                                                   --------------
         (5.0)      Net loss before cumulative effect of a                 (0.6)
                    change in accounting principle
           -        Gain on disposal of capital assets                     (0.2)
          1.8       Depreciation & amortization                             1.7
          0.2       Deferred income taxes                                   1.3
         (0.5)      Unrealized gain on derivatives, net                    (0.2)
        (20.9)      Change in working capital and other, net              (15.6)
---------------                                                   --------------

        (24.4)   Total cash from operating activities                     (13.6)

                 CASH FLOWS FROM INVESTING ACTIVITIES:
         (1.0)      Capital expenditures                                   (0.7)
          1.0      Proceeds from disposition of capital assets              0.7
---------------                                                   --------------

           -     Total cash from investing activities                        -

                 CASH FLOWS FROM FINANCING ACTIVITIES:
         25.6       Net Change in Debt                                     11.1
           -        Proceeds from exercise of stock options                 0.5
           -        Purchase of Treasury Stock                             (0.3)
---------------                                                   --------------

         25.6    Total cash from financing activities                      11.3

          1.2    NET INCREASE (DECREASE) IN CASH                           (2.3)
          3.4    CASH, BEGINNING OF PERIOD                                  5.6
---------------                                                   --------------
$         4.6    CASH, END OF PERIOD                              $         3.3
---------------                                                   --------------
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